Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

FERMAVIR PHARMACEUTICALS, INC.

12% SENIOR SECURED PROMISSORY NOTE

$	New York, New York
April 9, 2007

FOR VALUE RECEIVED, the undersigned, FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”), hereby promises to pay to the order of Inhibitex, Inc., a Delaware corporation (and together with its registered assigns, the “Holders”), the principal sum of            Dollars ($    ,000) on the Maturity Date (as defined below), with interest on the principal amount of this Note from time to time as provided herein.

1.                             Note Purchase Agreement.  This Senior Secured Promissory Note (this “Note”) is issued pursuant to the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of April 9, 2007, by and between the Company and the Purchaser, and is subject to the terms thereof.  This Note, together with any promissory notes issued pursuant to the Note Purchase Agreement or Sections 11 or 12 hereof, are hereinafter referred to as the “Notes.”  The Holders are entitled to the benefits of this Note and the Note Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Company contained in this Note and the Note Purchase Agreement and exercise the remedies provided for in this Note and the Note Purchase Agreement or otherwise available in respect hereto and thereto.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.  All amounts payable under this Note shall be in United States dollars, unless otherwise agreed by the parties.

2.                             Interest.

(a)  Generally.  The Company promises to pay interest (“Interest”) on the principal amount of this Note at the rate of 12.00% per annum (the “Interest Rate”).  Interest on this Note shall accrue from and including             , 2007 through and until repayment of the principal amount of this Note and payment of all Interest in full and shall be computed on the basis of the actual number of days elapsed over a year of 365 days.

(b)  Default Rate of Interest.  Upon and during the occurrence of an Event of Default (as defined in the Note Purchase Agreement), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2.00% per annum (such sum being referred to herein as the “Default Rate”).

(c)  No Usurious Interest.  In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Company.

3.                             Principal.  The outstanding principal and accrued and unpaid interest under this Note shall become due and payable on the Maturity Date.  The “Maturity Date” shall mean the earliest to occur of (a) December 31, 2007, (b) ninety (90) days after the termination of the Merger Agreement by Parent (as defined therein) pursuant to Section 7.1(f) thereof, (c) one hundred twenty (120) days after the termination of the Merger Agreement by the Company pursuant to Section 7.1(e) thereof and (d) the consummation of an Acquisition Proposal other than the one contemplated by the Merger Agreement after termination of the Merger Agreement by Parent pursuant to Section 7.1(c) thereof.

4.                             Redemption.  This Note as well as the rights and obligations of the Company are subject to the redemption provisions contained in Section 11.1 of the Note Purchase Agreement.

5.                             Amendment.  Amendments and modifications of this Note may be made only in the manner provided in Section 12.5 of the Note Purchase Agreement.

6.                             Security.  This Note shall at all times be secured by certain collateral, pursuant to the terms of the Collateral Documents.  This Note and the obligations hereunder are senior secured obligations of the Company and rank senior to all funded indebtedness of the Company.

7.                             Use of Proceeds.  The Company shall use the principal amount of this Note in accordance with the permitted uses described in Section 7.4 of the Note Purchase Agreement.

8.                             Suits for Enforcement.  Subject to the provisions of Article IX of the Note Purchase Agreement, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Note Purchase Agreement or this Note or in aid of the exercise of any power granted in the Note Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

9.                             Remedies Cumulative.  No remedy herein conferred upon the Holders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10.                           Remedies Not Waived.  No course of dealing between the Company and the Holders or any delay on the part of the Holders in exercising any rights hereunder shall operate as a waiver of any right.

11.                           Transfer.

(a)  The term “Holders” as used herein shall also include any transferee of this Note whose name has been recorded or is required to be recorded by the Company in the Note Register (as defined below). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act and in accordance with the procedures provided in the Note Purchase Agreement.

(b)  The Company shall maintain a register (the “Note Register”) in its principal office for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Company shall record the name and address of the initial purchasers of this Note in the Note Register as the first Holders.  Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor in accordance with and subject to the procedures for transfer and exchange set forth in the Note Purchase Agreement.

(c)  Subject to Sections 11(a) and 11(b) hereof and the limitations contained in Section 12 of the Note Purchase Agreement, this Note may be transferred or assigned, in whole or in part, by the Holders only with the prior written consent of the Company, which shall not be unreasonably withheld.

12.                           Replacement of Note.  On receipt by the Company of an affidavit of an authorized representative of the Holders stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at the Holders’ expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.  If required by the Company, such Holders must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which the Company may suffer if a lost, stolen or destroyed Note is replaced.

13.                           Covenants Bind Successors and Assigns.  All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.  Each Holder shall be deemed to have made in favor of the Company the representations and warranties set forth in Article VI of the Note Purchase Agreement as of the date such Holder acquires this Note for value.

14.                           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses and in the manner specified in Section 12.3 of the Note

Purchase Agreement. All such notices and communications shall be deemed to have been duly given: if personally delivered, when delivered by hand; if delivered by commercial overnight courier service, when delivered by courier; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

15.                           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GENERAL OBLIGATIONS LAW SECTION 5-1401).

16.                           JURISDICTION, JURY TRIAL WAIVER, ETC.

(a)  EACH PARTY TO THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2 OF THE NOTE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

(b)  EACH PARTY TO THIS NOTE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER INVESTMENT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE COMPANY (I) CERTIFIES THAT NEITHER THE HOLDERS NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE HOLDERS HAVE BEEN INDUCED TO PURCHASE THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

17.                           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The Company and the Holders further agree to replace such invalid, illegal or unenforceable provision of this Note with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

18.                           Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

FERMAVIR PHARMACEUTICALS, INC.

By:
Name:
Title: